UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 8, 2004

ARIBA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26299	77-0439730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 390-1000

Same
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreements

On October 8, 2004, the Compensation Committee of our Board of Directors granted restricted shares of our Common Stock to certain executive officers. The names and titles of the individuals who received shares and the number of shares granted to each individual are set forth in the following table:

Name	Title	Share Numbers
Robert M. Calderoni	Chairman and Chief Executive Officer	400,000
Kevin S. Costello	Executive Vice President of Sales and Solutions	225,000
James W. Frankola	Executive Vice President and Chief Financial Officer	150,000
H. Tayloe Stansbury	Executive Vice President of Engineering	60,000
Craig Federighi	Executive Vice President and Chief Technology Officer	45,000
Michael A. Schmitt	Executive Vice President and Chief Marketing Officer	25,000

Each grant vests in three equal installments on the first three anniversaries of the grant date, provided that the recipient remains in our service on the vesting date. Vesting may accelerate pursuant to a Severance Agreement between us and the recipient. If the recipient’s service terminates before his grant has vested in full, the unvested portion is forfeited. The grants are subject to the terms and conditions of our 1999 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

Date: October 14, 2004	By:	/s/ James W. Frankola
James W. Frankola
Executive Vice President and Chief Financial Officer